Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2024, with respect to the financial statements of the sub-accounts that comprise Jefferson National Life Annuity Account-G, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-124048).
/s/ KPMG LLP
Columbus, Ohio
April 24, 2024
29

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 19, 2024, with respect to the statutory financial statements and financial statement schedules of Jefferson National Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-124048).
/s/ KPMG LLP
Columbus, Ohio
April 24, 2024
30